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PROXY                                                                      PROXY

                                 RENT-WAY, INC.
                               3230 WEST LAKE ROAD
                            ERIE, PENNSYLVANIA 16505

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 11, 1998.

The undersigned hereby appoints Gerald A. Ryan and William E. Morgenstern, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Rent-Way, Inc. to be held at the Bel Aire Hotel, 2800 West 8th Street, Erie, Pennsylvania on March 11, 1998, and at any adjournments, upon matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN, TO APPROVE THE AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                         (To be Signed on Reserve Side)

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[X]      Please mark your
         votes as in this
         example



         FOR the nominees listed         WITHHOLD
             at right                    AUTHORITY
         (except as marked to            to vote for
         the nominees the contrary)      listed at right

1.       ELECTION        [__]          [__]
         OF
         DIRECTORS
         INSTRUCTION (To withhold authority to vote     Nominees:  Class III (term to 2001)  If you do not sign and return a
         for any individual nominee write his name in              William E. Morgenstern    proxy, or attend the meeting, your
         the space below):                                                                   shares cannot be voted.
                                                                   Vincent Carrino
                                                                                             PLEASE SIGN HEREON and return in
         ______________________________________________________                              the enclosed envelope promptly.

2.       Approve the Amendments        FOR    AGAINST    ABSTAIN                             Shareholders are entitled to
                                                                                             cumulative voting in the election
         to the Company's 1995        [  ]     [  ]       [  ]                               of directors.

         Stock Option Plan

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

SIGNATURE _________________________________ _____________     __________________________________ _____________________
Note: Sign here as name(s) appears on label    DATED             SIGNATURE IF JOINTLY OWNEDDATED
